Exhibit 99.1

NEWS

RELEASE

FORESTAR ANNOUNCES AGREEMENT WITH D.R. HORTON AND TERMINATES STARWOOD MERGER AGREEMENT

AUSTIN, Texas—June 29, 2017— Forestar Group Inc. (“Forestar” or the “Company”) (NYSE: FOR) announced today that it has entered into a definitive agreement with  D.R. Horton, Inc. (“D.R. Horton”) (NYSE: DHI) under which D.R. Horton will acquire 75% of the outstanding shares of Forestar common stock for $17.75 per share in cash.  As part of the transaction,  Forestar and D.R. Horton will enter into a stockholder’s agreement and a master supply agreement that establishes a strategic relationship between Forestar and D.R. Horton for the supply of developed lots.  A release providing further details about the definitive agreement and plans for the relationship between Forestar and D.R. Horton was issued separately today.

Forestar also announced today that it has terminated its previously announced merger agreement with Starwood Capital Group (“Starwood”). Accordingly, Forestar is also announcing the cancellation of its special meeting of stockholders which was scheduled to be held on July 7, 2017.

“Forestar is pleased to announce this transformational agreement with D.R. Horton, America’s largest homebuilder.  This transaction is expected to create additional value for shareholders of both companies, and to enable Forestar to become a leading national land developer,” said Phillip J. Weber, Chief Executive Officer of Forestar. “Aligning Forestar’s resources with D.R. Horton’s strong demand for finished lots, extensive network of markets, land acquisition and development professionals and land seller and business relationships is expected to accelerate our growth and enhance our operating efficiency and returns. By remaining a public company, Forestar expects to maintain access to capital to support the increasing scale of the business.”

Forestar previously announced that it had entered into a merger agreement with Starwood on April 13, 2017, which was subsequently amended, pursuant to which Starwood would acquire all of the outstanding shares of Forestar common stock for $16.00 per share in cash. On June 5, 2017, Forestar announced that it had received an unsolicited, nonbinding proposal from D.R. Horton to acquire 75% of the outstanding shares of Forestar common stock for $16.25 in cash. On June 8, 2017, Forestar announced that its board of directors, after consultation with its outside legal and financial advisors, had determined that the D.R. Horton proposal could reasonably be expected to lead to a “Superior Proposal,” as defined in the Starwood merger agreement.

On June 23, 2017, Forestar announced that it had received a revised binding proposal from D.R. Horton to acquire 75% of the outstanding shares of Forestar common stock for $17.75 per share in cash and that its board of directors, after consultation with its outside legal and financial advisors, had unanimously determined that the revised D.R. Horton proposal constituted a “Superior Proposal,” as defined in the amended Starwood merger agreement.  After such determination by the Forestar board of directors, Starwood did not make any proposal to adjust the terms and conditions of the amended Starwood merger agreement.  In accordance with the amended Starwood merger agreement, prior to the termination of the amended Starwood merger agreement, Forestar paid Starwood a $20 million termination fee.

JMP Securities LLC is acting as financial advisor to the Company and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor.

About Forestar Group

Forestar is a residential and mixed-use real estate development company. At first quarter-end 2017, we own directly or through ventures interests in 49 residential and mixed-use projects comprised of approximately 4,400 acres of real estate located in 10 states and 14 markets. In addition, we own interests in various other assets that have been identified as non-core that the company is divesting opportunistically over time. At first quarter-end 2017, our remaining non-core assets principally include, 19,000 acres of timberland and undeveloped land (including mitigation banking), four multifamily assets and approximately 20,000 acres of groundwater leases in central Texas. Forestar operates in three business segments: real estate, mineral resources and other. Forestar’s address on the World Wide Web is www.forestargroup.com.

Investor Relations Contact:

Forestar Group Inc.

Charles D. Jehl: 512-433-5229

Media Contacts:

Kekst and Company Incorporated

Jeremy Fielding: 212-521-4858; jeremy.fielding@kekst.com

Molly Morse: 212-521-4826; molly.morse@kekst.com

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date this release was issued. Neither D.R. Horton nor Forestar undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Some forward-looking statements discuss D.R. Horton’s and Forestar’s plans, strategies and intentions.  They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.”  In addition, these words may use the positive or negative or other variations of those terms.  Forward-looking statements in this press release include, but are not limited to, statements regarding the expected effects on D.R. Horton and Forestar of the proposed Merger, and Master Supply Agreement, the anticipated timing and benefits of the Merger and related transactions, including future financial and operating results, and D.R. Horton’s and Forestar’s plans, objectives, expectations and intentions. Forward-looking statements also include all other statements in this press release that are not historical facts.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: Forestar’s ability to obtain requisite approval from its stockholders, D.R. Horton’s and Forestar’s ability to satisfy the conditions to closing of the proposed Merger; other risks related to the completion of the proposed Merger and actions related thereto; there may be a material adverse change of Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the transaction; changes in federal or state laws or regulation may occur; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit D.R. Horton’s and Forestar’s ability to access capital and increase their respective costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in D.R. Horton’s ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with Forestar’s and D.R. Horton’s land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; D.R. Horton’s and Forestar’s ability to execute our growth strategies, acquisitions or investments successfully; the effects of the loss of key personnel; and information technology failures and data security breaches.  Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s and Forestar’s respective annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Additional Information

In connection with the completion of D.R. Horton’s proposed transaction with Forestar, Forestar will file a registration statement with the SEC on Form S-4 that will include a proxy statement/prospectus to be distributed to Forestar stockholders.  Forestar will mail the proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Merger.  SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  The registration statement, proxy statement/prospectus and other relevant documents will be available at no cost at the SEC’s website at http://www.sec.gov.  Investors may also obtain Forestar’s SEC filings in connection with the transaction, free of charge, from Forestar’s Web site (www.forestargroup.com) under the link “Investor Relations” and then under the link “Financial and SEC Reporting” and then under the tab “SEC Filings,” or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

D.R. Horton, Forestar and their respective directors and certain of their executive officers may be deemed to be participants in any solicitation in connection with the proposed Merger.  Information regarding D.R. Horton’s directors and executive officers is available in D.R. Horton’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016.  Information regarding Forestar’s directors and executive officers is available in Forestar’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on March 28, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding D.R. Horton and Forestar participants in any proxy solicitation in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.